SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K


CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF TH10E
SECURITIES EXCHANGE ACT OF 1934


Date of Report (date of earliest event reported): JUNE 28, 2002


AZTEC COMMUNICATIONS GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)


UTAH
(State or Other Jurisdiction of Incorporation)


33-3349                                            87-0430834
(Commission File No.)                    (I.R.S. Employer Identification
No.)


3730 KIRBY DRIVE, SUITE 1200
HOUSTON, TEXAS 77098
(Address of Principal Executive Offices)

(281) 587-4645
(Registrant's Telephone Number, Including Area Code)








ITEM 1.  RESULTS OF DIRECTORS MEETING

         On June 28, 2002, the Registrant held a Board meeting to deal with the lack of revenue and cash needed for operation of the Company, and needed for implementing obligations of the Company previously authorized but unable to be fulfilled due to the lack of funds. Notice of the meeting was waived and the meeting was called to order by Mychal Jefferson, Chairman.
	The unanimous consent of the Board of Directors, signed on May 5, 2002 was ratified and confirmed by a unanimous vote. That consent authorized Aztec and its officers to borrow $12,000.00 under a Demand Promissary Convertible Note to TCA Investments, INc. ("TCA") under terms negotiated with TCA after all other efforts by Aztec to raise or borrow funds had failed. The terms were generally, demand, 8% annual interest, conversion rights of TCA's sole option to restricted shares of Aztec common stocks at $0.005 per share with "piggy back" registration rights. These same terms were extended by negotiation to the $5,000.00 emergency, demand loan Aztec had obtained on April 18, 2002 from an existing beneficial Aztec shareholder, which loan was then due.
	On June 4, 2002 Aztec convinced the note holders to convert rather than demand payment as the Comany had been unable to find an alterntive source of funds. Notice of demand and conversion was formally received by Aztec and action was initiated to issue the appropriate restricted shares to the lenders. The negotiated terms of said loans required such conversion shares to participate in any dividends, transfers or distributions of Aztec after the issuance of said notes (as is common practice) and the funds from the borrowings were partially earmarked for use in facilitating and implementing the previously authorized and approved by the shareholders and reported by company filings distribution and dividend of two wholly owned subsidiary corporations, Lloyd Communications, Inc. and Golden Circle Broadcasting, Inc. to Aztec's shareholders.
	Motion was made seconded and unanimously adopted to approve, ratify and affirm all the previous borrowings and all actions of Aztec and its officers related to said borrowings and conversions and authorizing, approving and empowering the officers of Aztec to take whatever actions were and are necessary to distribute and transfer all and total ownership of said two wholly owned subsidiary corporations of Aztec to all the Aztec shareholders of record as of July 1, 2002. Motion was made and seconded and unanimously adopted to authorize and empower the officers of Aztec, upon completion of the distribution and transfer of the two wholly owned subsidiaries to Aztec's shareholders, to actively pursue a merger or acquisition partner for Aztec or a purchaser.

	The President thereupon declared that the resolution(s) had been duly adopted.
        There being no further business, upon motion, the meeting was adjourned.


ITEM 3.  FINANCIAL STATEMENTS AND EXHIBITS.

         (b)     Pro forma financial information.  Not applicable.

         (c)     Exhibits.

                 1.
                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        AZTEC COMMUNICATIONS GROUP, INC.



Date: JUNE 28, 2002                   By   /s/   L. Mychal Jefferson II
                                          ------------------------------------
                                          L. Mychal Jefferson II, President